Exhibit 4.3

NUMBER RIGHTS

R-[•]

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP G3864J 118

GIGCAPITAL8 CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

RIGHT

THIS CERTIFIES THAT     is the owner of     Right(s) (“Rights”) to receive one-tenth (1/10) of one Class A Ordinary Share, par value $0.0001 per share (“Common Stock”), of GigCapital8 Corp., a Cayman Islands exempted company (the “Company”), for each Right evidenced by this Right Certificate on the Company’s completion of an initial business combination (as defined in the Registration Statement, as defined below), upon surrender of this Right Certificate pursuant to the Rights Agreement (the “Rights Agreement”) dated [•], 2025, by and between the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”). In no event will the Company be required to net cash settle any Right. For the purposes hereof, the “Registration Statement” refers to the Registration Statement on Form S-1, File No. 333-289479, and the prospectus forming a part thereof (collectively, the “Registration Statement”), initially filed with the Securities and Exchange Commission on August 11, 2025.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Registration Statement, as the same may be amended from time to time, the Right(s) shall expire and be worthless. The holder of a Right or Rights shall have no right or interest of any kind in the Company’s trust account (as defined in the Registration Statement).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge.

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Holders of a Right or Rights are not entitled to any of the rights of a stockholder of the Company.

This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chief Executive Officer

GigCapital8 Corp.

The Company will furnish without charge to each rightholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Rights Agreement, and all amendments thereto, to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust)
(Minor)
Under Uniform Gifts to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

      Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

               Attorney to transfer the said Rights on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15(OR ANY SUCCESSOR RULE)).